Republic of Panama. Province of Tanama. Fifth Notary Office of the Circuit. Lawyer Diomedes Edgardo Cerrud, Notary. Corresponding modification. (Copy for informational purposes only).----------------------------------------------------------------------------------------

DEED NO. 8931 dated March 31, 2014.------------------------------------------------------------------------------
THROUGH WHICH, METROBANK hereby declares the cancellation of some mortgage encumbrance and antichresis established in its favor and, simultaneously, BANK OF NOVA SCOTIA and PRICESMART PANAMA, S.A. enter into three (3) Loan Agreements, all of which are guaranteed with a first mortgage and antichresis on various properties.

(The stamp and handwritten information provided here are illegible).------------------------

PUBLIC DEED NUMBER: EIGHT THOUSAND, NINE HUNDRED AND EIGHTY-ONE. (8,981). THROUGH WITH METROBANK, S.A. states that all mortgage and antichresis liens established in its favor have been paid up and, at the same time, THE BANK OF NOVA SCOTIA and PRICESMART PANAMA, S.A. enter into three (3) Loan Agreements, all guaranteed with a first antichresis mortgage on various properties. ----------------------------

Panama, March 31, 2014.-------------------------------------------------------------------------------------------------

In Panama City, Capital of the Public and head of the Notary circuit of bearing the same name, on March thirty-one (31) two thousand and fourteen (2014), before mi, Lawyer DIOMEDES EDGARDO CERRUD, Public Notary of the Fifth Circuit of Panama, bearer of Personal identity card number eight-one hundred and seventy-one - three hundred and one (8-171-301), personally appeared Mr. ERNESTO ANTONIO BOYD SASSO, male, of legal age, Panamanian, married, banker, with Personnal Identity card number eight - one hundred and forty-seven- ninety-three (8-147-93), neighbor of this city, acting on behalf and in representation of METROBANK, S.A., a corporation duly registered under Card two hundred and forty-seven thousand one hundred and ninety three (247193), Role thirty-two thousand three hundred and thirty (32330), and Image seventy-two (72) of the Microfilm (Commercial) Section of the Public Registry, in his capacity as the General Proxy, duly authorized to celebrate this act as stated in the General Power of Attorney registered under Card number forty-seven thousand one hundred and ninety-three (47193), Redi Document one million, seventy-five thousand six hundred and fifty-seven (1065657), who from here on in shall be referred to as THE BANK, persons of my personal acquaintance and who requested that I proceed as I am hereby proceeding to do, as follows:----------------------------------------------------------------------------------------------------------------------
FIRST: That through Public Deed number ten thousand one hundred and twenty-two (10,122), dated August twenty-seven (27), two thousand and ten (2010), issued by the Eleventh Notary Office of the Circuit of Panama, registered under Card four hundred and eighty-seven thousand and seventeen 8487017), Redi document number one million eight hundred and thirty-five thousand, three hundred and forty-two (1835342), Mortgage Section, Letter H, of the Public Registry, THE BANK and the company PRICESMART PANAMA, S.A. entered into a Commercial Mortgage Loan Agreement with a First Mortgage and Antichresis on property number two hundred and eighty-five thousand three hundred and fifty-one (285351), registered to Document one million four hundred and one thousand three hundred and sixty-three (1401363), of the Property Section, Public Registry of the Province of Panama.---------------------------------------------
SECOND: That through this Public Deed, THE BANK, in its capacity as the Mortgage and Antichresis Creditor, hereby fully cancelled the First Mortgage and Antichresis established in its favor and by such virtue has repaid all encumbrances towards THE BANK, pertaining to Property number two hundred and eighty-five thousand three hundred and fifty-one (285351) registered to Document one million four hundred and one thousand three hundred and sixty-three (1401363), of the Property Section, Public Registry pertaining to the Province of Panama, as well as the ownership limitation right on such property.------------------------------------------------------------------------------------------------------------------

THIRD: THE BANK proceeds with this cancellation by virtue of the fact that it has received Promissory Payment Letter dated (illegible) twenty-one (21), two thousand and thirteen (2013), issued by THE BANK OF NOVA SCOTIA. Ref: three zero zero zero zero zero zero zero zero six seven four (300000000674), signed by Iraiza Achón (documentary Service Manager) and Gicela de Vaca (Assistant Documentary Service Manager), modified by the note dated January ten 810), two thousand and fourteen (2014), through which it undertakes to pay THE BANK the amount of FOUR MILLION US DOLLARS AND 00/100 (us$4,000,000.00) in official currency of the United Sates of America, plus the general interests resulting to such date of cancellation, corresponding to the cancellation of the obligations held by PRICESMART PANAMA, S.A. with THE BANK.-----------------------------------------------------------------------------
FOURTH: THE BANK states that this cancellation of (illegible) is conditioned to the simultanouse registration and certification in the Public Registry, in this Public Deed, of this cancellation of encumbrances and of the loan agreement that PRICESMART PANAMA, S.A. enters into with THE BANK OF NOVA SCOTIA, guaranteed with a First Mortgage and Antichresis on the before stated Property number two hundred and eighty-five thousand three hundred and fifty-one (285351), with an express assignment for the amount of FOUR MILLION DOLLARS (us$4,000,000.00) in official currency of the United States of America plus the interests generated to the cancellation date in favor of THE BANK and if the above indicated Registration in the registry before April ten (10), two thousand and fourteen (2014), this cancellation of lines and encumbrances shall not be valid and shall not be legally in effect.-------------------------------------
FIFTH: THE BANK states that all expenses relating to the legal preparation and endorsement of these Minutes concerning cancellation of encumbrances shall be borne by the company PRICESMART PANAMA, S.A.------------------------------------------------------------
In this same situation, the following personally appeared before me: MRS. BRITTANNIA AMAYA, female, Panamanian, of legal age, married, banker, neighbor of the city of Panama, with personally identity card number eight- three hundred and seventy-four - seven hundred and seventy 88-374-770), acting on behalf and in representation of THE BANK OF NOVA SCOTIA, a corporation organized and incorporated according to the laws of Canada, capable of doing business in the Republic of Panama, as stated under card number S.E. zero zero zero one hundred and twenty four (S.E. 000124) of the Microfilm (commercial) Section of the Public Registry, in her capacity as Legal Representative and General Proxy of such bank, authorized to celebrate this act as stated under card S.E. zero zero zero one hundred and twenty-four (S.E. 000124), document two million one hundred and three thousand two hundred and ten (2053210), on the one hand and, on the other hand, Mr. PABLO EDUARDO FRANCESCHI, male, Panamanian, of legal age, married, executive, neighbor of the city of Panama, with personal identity card number eight - four hundred and twenty-three - eight hundred and thirty-seven (8-423-837), acting on behalf and in representation of PRICESMART PANAMA, S.A., a corporation organized and incorporated according to the laws of the Republic of Panama, registered under card three hundred and eight thousand and seventy-one (308071), film role forty-seven thousand six hundred and seventy (47670), image sixty (60) of the Microfilm (commercial) Section of the Public Registry, duly authorized to enter into this act by the General Board of Shareholders of such company, as stated in the act which certified copy is delivered to me to attach such to the public deed, and who from here on in shall be referred to as THE DEBTOR, persons of my acquaintance and who request that I sated the following, as I proceed to do, in this public deed:----------------------------------------------
STATEMENTS.--------------------------------------------------------------------------------------------------------
One (1). Through public deed number fourteen thousand, two hundred and ninety-seven (14,297), dated August thirteen (3) two thousand and nine (2009) of the Second Notary Office of the Circuit of Panama, from here on in simbly referred to as “public deed number fourteen thousand two hundred and ninety-seven (14297)”, THE BANK and THE DEBTOR entered into a loan agreement for the amount of TEN MILLION US DOLLARS (US$10,000,000.00) in official currency of the United States of America (from here on in, “Loan A Agreement”).----------------------------------------------------------------------------------------
Two (2): That in order to guarantee the fulfillment of each and every one of the obligations to be fulfilled by the DEBTOR by virtue of this Loan A Agreement, THE DEBTOR, through public deed number fourteen thousand two hundred and ninety-seven (14297), has established a FIRST MORTGAGE AND ANTICHRESIS in favor of THE BANK on property number sixty-nine thousand nine hundred and seventy-one (69,971), registered under volume one thousand six hundred and ninety-one (1691), folio three hundred and one (301) of the Property Section, Province of Panama, of the Public Registry.--------------------------------------------------------------------------------------------------------------------
Three (3) That the liens referred to in point two (2) above, were duly registered under card number four hundred and sixty-two thousand five hundred and nineteen (462519), document one million six hundred and thirty-three thousand one hundred and forty-one (1633141) of the Mortgage and Antichresis Section of the Public Registry.------------
Four (4). That through public deed number thirteen thousand three hundred and eight (13,308) dated September fourteen (14), two thousand and ten (2010), of the Second Notary Office of the Circuit of Panama, from hereon in simply referred to as “public deed number thirteen thousand three hundred and eight (13,308)”, registered under card number four hundred and sixty-two thousand five hundred and nineteen (462519), document one million eight hundred and forty-five thousand six hundred and twenty-five (1845625) of the Mortgage and Antichresis Section of the Public Registry, (a) THE BANK and THE DEBTOR agreed to keep THE FIRST MORTGAGE AND ANTICHRESIS providing access to the Loan A Agreement, in effect.---------------------------------------------------------
Five (5). That the parties also state and acknowledge that to December fifteen (15), two thousand and thirteen (2013), THE DEBTOR owes THE BANK, for the concept of the LOAN A AGREEMENT, the amount of FIVE MILLION SEVEN HUNDRED AND FIFTY THOUSAND US DOLLARS AND EIGHTEEN CENTS (US$5,750,000.18) in official currency of the United States of America, for the concept of capital.------------------------------------------------
Six (6): That in addition to the above statements and in order to enter into three (3) new loan agreements, which are identified in this public deed as Loan B Agreement, Loan C Agreement and Loan D Agreement, respectively, to add certain properties to the object of the before mentioned mortgage and antichresis liens and to state certain additional agreements regarding such, the parties have agreed to enter into and hereby actually enter into, the agreements contained in the following clauses:------
FIRST PART-------------------------------------------------------------------------------------------------------------Loan B Agreement.--------------------------------------------------------------------------------------------------
FIRST: THE DEBTOR accepts to have received, to its full satisfaction, from THE BANK, under the concept of a loan, the amount of FOUR MILLION US DOLLARS (us$4,000,000.00) in official currency of the United States of America.-----------------------------
SECOND: The entire loan amount shall be destined by THE DEBTOR to cancel certain obligations undertaken by THE DEBTOR with METROBANK, S.A.--------------------------------------
THIRD: THE DEBTOR is required to pay THE BANK monthly interests on the amounts owed in this loan agreement at an annual rate resulting from adding three point five (3.5) percentage points to the London Interbank Offered Rate (LIBOR) quoted to THE BANK for thirty-day 830) periods. The rate received by THE BANK shall be held as full proof. THE BANK shall determine the rate according to the before stated, on a regular basis or according to the frequency that THE BANK, at its entire discretion, considers to be convenient. It is agreement that, exclusively regarding article one thousand five hundred and ninety-four (1594) of the Civil Code, the interest rate shall in no event be less than three point five percent (3.5%) a year.-----------------------------------------------------------------
The interest rate in effect, at the time of the signing of this agreement, is three point eighty-six percent (3.86%). The interest rate in effect equals the product of dividing the annualized nominal interest rate by the annual payment frequency, subject to the unit, all raised to the payment frequency, subtracted from the unit; and which multiplied by one hundred (100) will produce the annual real interest percentage. It is hereby understood that this rate in effect will vary in the event that any of the elements used to calculated such should vary.----------------------------------------------------------------------------------------

It is also likewise agreed that THE BANK may vary, as many times at it deems convenient, the differential or percentage of interests to be changed on the above stated LIBOR rate, either by increasing or decreasing such. In the event or an increase or decrease to the referred to differential, as previously indicated, THE BANK shall inform THE DEBTOR of the new differential and, if within a period of ten (10) calendar days following the date on which such notice was sent THE DEBTOR does not provide written notice of its inconformity, such differential shall be considered to be accepted and in effect as of the date indicated by THE BANK. If, on the contrary, THE DEBTOR, states its inconformity with such differential, then the entire debt shall be considered due and payable and THE DEBTOR shall be required to cancel the obligation within sixty (60) calendar days following such statement.---------------------------------------------------------------------
It is also likewise agreed that in the event of circumstances affecting the financial markets of Panama or London THE BANK is unable to obtain LIBOR rate quotes, or if economically damaging or impossible to THE BANK, at its entire discretion, to continue using such quote in determining the interest rate to be paid by THE DEBTOR on the sums owed to THE BANK, by virtue of this loan agreement, then THE BANK shall notify THE DEBTOR in writing and THE DEBTOR and THE BANK, as of the date of such notice and during a period of fifteen (15) calendar days, shall negotiate, in good faith, and seeking to find an alternative source mutually acceptable to both parties as a basis to determine the interest rate applicable to this loan. If THE DEBTOR and THE BANK reach an agreement regarding the use of an alternative source to use in order to determine the interest rate applicable to this loan, such rate shall apply (illegible) the before stated fifteen (15) days. If, on the contrary, the parties are unable to reach an agreement regarding the referred to alternative source, then THE BANK shall indicate the new interest rate applicable to the loan, which shall begin to govern as of the end of the referred to fifteen (15) day period and, in the event that THE DEBTOR should states is inconformity with such new rate, then the entire debt shall be considered due and payable and THE DEBTOR shall be required to cancel the obligation within sixty (60) calendar days following its statement.------------------------------------------------------------------------
In order to calculate the interests, the number of calendar days that have elapsed shall be used and using one (1) three hundred and sixty (360) day year as a factor.-----------------
Interest payments shall be made each month and the first payment must be made thirty (30) days after the this loan is disbursed and in the same way, successively, each month on the corresponding dates. Along with these payments for the concept of interests, THE DEBTOR shall pay amounts to be destined to a Special Interest Compensation Fund (F.E.C.I for its initials in Spanish).-----------------------------------------------------
THE DEBTOR accepts that in the case of delay in any payment established in this agreement, THE BANK shall be authorized to charge THE DEBTOR, with no need of notice or intimation, a delinquent interest rate of two percent (2%) a year, in addition to the interest rate agreed on in the first clause, on the amounts due and pending payment, calculated as of the date of such default until the full payment of such.------------
THE DEBTOR agrees that, at the option of THE BANK, the interest in arrears and not paid on their regular and default dates) shall be capitalized and shall earn the same interests set for the payment of capital.--------------------------------------------------------------------------------
FOURTH: THE DEBTOR is required to pay THE BANK the full amount loaned, in other words FOUR MILLION US DOLLARS (US$4,000,000.00) in official currency of the United States of America, in a maximum term of five 85) years starting as of the date on which this public deed is duly registered in the Public Registry, through fifty-nine (59) monthly consecutive installments to capital for the amount of no less than THIRTY-THREE THOUSAND THREE HUNDRED AND THIRTY-THREE US DOLLARS AND THIRTY-THREE CENTS (US$33,333.33) in official currency of the United States of America , each , and one (1) final installment for the remaining unpaid balance. The fist installment must be made thirty (30) days after the disbursement of this loan has been made and successively each month on the corresponding dates, except for the last installment, which shall be made on the expiration date of this loan.---------------------------------
Notwithstanding, the Parties agree that the original term of this loan shall be extended for an additional period of five (5) years, of so decided upon by THE BANK, at its entire discretion. If THE BANK decides to grant the mentioned extension, it shall inform THE DEBTOR of this in writing before the expiration of the original term. In the event that the stated extension should indeed come into effect, THE DEBTOR, instead of making the final installment set out in the previous paragraph, shall continue to pay the loan through monthly consecutive installments for an amount of no less than THIRTY-THREE THOUSAND, THREE HUNDRED AND THIRTY-THREE DOLLARS AND THIRTY-THREE CENTS (US$33,333.33) in official currency of the United Stats of America, each. ------------
Upon the expiration of the original term of five (5) years of the extension of such, THE DEBTOR shall pay any balance due established in the books of THE BANK in a single payment. -------------------------------------------------------------------------------------------------------------------------------
FIFTH: THE DEBTOR hereby undertakes the obligation to pay THE BANK, in a single payment, for the concept of closing commission, a sum equal to zero point fifty percent (0.50%) of the amount of loan stated in the FIRST clause, above, which closing commission equals the amount of TWENTY THOUSAND DOLLARS (US$20,000.00) in the official currency of the United States of America, plus the Personal Property Transfer and Service Lending Tax (ITBMS for its initials in Spanish) resulting from such commission. This amount shall be paid by THE DEBTOR at the time of the signing of this public deed.---------------------------------------------------------------------------------------------------------------------
SIXTH: It is hereby understood and agreed that THE DEBTOR may make prepayments as long as (i) THE BANK is notified in writing about such pre-payment at least seven (7) days before hand, and ii) THE DEBTOR pays THE BANK any funding breakage costs incurred in by THE BANK.--------------------------------------------------------------------------------
SECOND PART-------------------------------------------------------------------------------------------------------Loan Agreement C.-----------------------------------------------------------------------------------------------
SEVENTH: THE DEBTOR states that in addition to the amount stated in the FIRST clause, above, it accepts to have received, to its full satisfaction, from THE BANK, under the concept of a loan, the amount of TWENTY MILLION US DOLLARS (US$20,000,000.00) in official currency of the United States of America.-------------------------------------------------------------
EIGHTH: The total amount of the loan shall be destined by THE DEBTOR to finance the expansion of its PriceSmart clubs.-----------------------------------------------------------------------------------------
NINTH: THE DEBTOR is required to make monthly interest payments to THE BANK on the amounts owed based on this loan agreement, for an annual rate produced upon adding three point five (3.5) percentage points to the London Interbank Offered Rate (LIBOR) quoted to THE BANK for thirty (30) day periods. The quote received by THE BANK shall be understood as full proof. THE BANK shall determine such according to the before stated, with the regularity or frequency that THE BANK considers convenient, at its entire discretion.----------------------------------------------------------------------------------
It is hereby agreed that, exclusively for the effects of article one thousand five hundred and ninety-four (1594) of the Civil Code, the interest rate shall in no event be less than three point five percent (3.5%) per year.--------------------------------------------------------------------------------
The interest in effect, at the time of the signing of this agreement, is three point eighty-six percent (3.86%) a year. The interest rate in effect equals the product of dividing the nominal annualized interest rate by the annual payment frequency, added to the unit (illegible) elevated to the payment frequency, subtracted from the unit; and which multiplied by one hundred (100) shall produce the annual percentage interest in effect. It is hereby understood that the rate in effect shall vary in the event that any of the elements used to calculate such should vary.-----------------------------------------------------------------------
It is likewise equally agreed that THE BANK may, as many times as it considers it convenient, vary the differential or percentage of interests charged on the above stated LIBOR rate, whether by increasing or decreasing such. In the event of an increase or decrease in the referred to differential, according to the before stated, THE BANK shall inform THE DEBTOR of the new differential. If within ten (10) calendar days following the date on which such notice was sent THE DEBTOR does not express its inconformity in writing, such differential shall be considered to be accepted and in effect as of the date on which it was indicated by

THE BANK. If, on the contrary, THE DEBTOR states its inconformity with such differential, then the entire debt shall be considered due and payable and THE DEBTOR shall be required to cancel the obligation within sixty (60) calendar days following its manifestation.-----------------------------------------------
It is hereby likewise agreed that due to circumstances affecting the financial markets of Panama or London, THE BANK is unable to obtain LIBOR quotes, or if it is economically detrimental or impossible for the BANK, THE BANK, at its entire discretion, shall continue using such quote in determining the interest rate to be paid by THE DEBTOR on the sums owed to THE BANK by virtue of this loan agreement, then THE BANK shall notify THE DEBTOR of such event, and THE DEBTOR and THE BANK, as of the date of such notice and during a fifteen (15) calendar day period, shall negotiate, in good faith, seeking to find an alternate source that is mutually acceptable as a basis to determine the interest rate applicable to this loan. If THE DEBTOR and THE BANK reach an agreement regarding the use of an alternate source as a basis to determine the interest rate applicable to this loan, such rate shall be applicable upon the conclusion of the before stated fifteen days. If, on the contrary, the parties do not reach an agreement regarding the referred to alternative source, then THE BANK shall indicate the new interest rate applicable to this loan, which shall enter into effect as of the conclusion of the referred to fifteen (15) day period, and, should THE DEBTOR states is inconformity regarding such new rate, then the full debt shall be considered due and payable and THE DEBTOR shall be required to cancel the obligation within sixty (60) calendar days following its manifestation.-------------------------------------------------------------------------------------------------
To calculate the interests, the number of calendar days that have elapsed shall be taken into account and a factor of one (1) three hundred and sixty (360) day year shall be used.---------------------------------------------
Interest payments shall be made on a monthly basis, the first of which must be paid thirty (30) days after the disbursement of this loan has been made and onwards, successively, each month, on the corresponding dates. Along with the interest payments, THE DEBTOR shall pay the amounts destined for the Special Interest Compensation Fund (F.E.C.I. for its initials in Spanish). -------------------------------------------------
THE DEBTOR accepts that in the event of delay in any payment set out in this agreement, THE BANK shall be authorized to charge THE DEBTOR, without need of notice of intimation, a default interest rate of two percent (2%) a year, in addition to the interest rate agreed on in this clause, over the expired and pending payment amounts, calculated as of the date on which the default begins and until it is fully paid up.-------------
THE DEBTOR agrees that, at the option of THE BANK, interests in arrears and due on their dates (both regular and for defaults) shall be capitalized and shall earn the same interests set for capital.----------------------------------------------------------------------------------------------------------TENTH: THE DEBTOR is required to pay THE BANK the entire amount loaned, that is to say, TWENTY MILLION US DOLLARS (US$20,000,000.00), in official currency of the United States of America, within a maximum term of five (5) years starting as of the date on which this public deed is duly registered in the Public Registry, through fifty-nine (59) consecutive monthly installments for an amount of no less than ONE HUNDRED AND SIXTY-SIX THOUSAND SIX HUNDRED AND SIXTY-SIX DOLLARS AND SIXTY-SEVEN CENTS (US$ 166,666.67), in official currency of the United States of America, each and one (1) final installment for the remaining unpaid balance. The first installment must be paid thirty (30) days after the disbursement of this loan has been made, and thus, successively, each month, on the corresponding dates, except for the final installment, which shall be made upon the expiration of the term of this loan.--------
Notwithstanding, the parties agree that the original term of this loan shall be extended for an additional five (5) year period, if so decided upon by THE BANK, at its entire discretion. If THE BANK decides to grant the mentioned extension, it shall inform THE DEBTOR in writing of such before the expiration of the original term. In the event that the stated extension is actually granted, THE DEBTOR, instead of paying the final installment stated in the previous paragraph, will continue to pay the loan through consecutive monthly instalments to capital of no less than ONE HUNDRED AND SIXTY-SIX THOUSAND SIX HUNDRED AND SIXTY-SIX DOLLARS AND SIXTY-SEVEN CENTS (US$166,666.67), in official currency of the United States of America, each. Upon the expiration of the original five (5) year term or the extension of such, if such is granted, THE DEBTOR shall pay the balance stated in the books of THE BANK in a single installment. -----------------------------------------------------------------------------------------------------
ELEVENTH: THE DEBTOR undertakes the obligation to pay THE BANK, one time only, for the concept of the closing commission, a sum equal to zero point fifty percent (0.50%) of the amount of the loan stated in the SEVENTH clause above, that is to say, the closing commission equals the amount of ONE HUNDRED THOUSAND DOLLARS (us$100,000.00) in official currency of the United States of America, PLUS THE Personal Property Transfer and Service Lending Tax (ITBMS for its initials in Spanish) resulting from such commission. This amount shall be paid by THE DEBTOR upon the signing of this public deed.---------------------------------------------------------------------------------------------------------------------
TWELFTH: It is hereby understood and agreed that THE DEBTOR may make pre payments as long as (i) THE BANK is notified in writing of such pre-payment at least seven (7) days in advance and (ii) THE DEBTOR pays THE BANK any funding breakage costs incurred in by THE BANK.----------------------------------------------------------------------------------------------
THIRD PART-----------------------------------------------------------------------------------------------------------
Loan D Agreement.-------------------------------------------------------------------------------------------------------
THIRTEENTH: THE BANK sates that, in addition to the loans mentioned in the above FIRST and SEVENTH clauses, on this date it has granted THE DEBTOR a monetary loan for the amount of TEN MILLION US DOLLARS (us$10,000,000.00) in official currency of the United States of America, amount that shall be paid by THE DEBTOR upon the expiration of a term of six (6) months starting as of the date that this public deed is duly registered in the Public Registry.----------------------------------------------------------------------------
FOURTEENTH: The total loan amount shall also be destined by THE DEBTOR to finance the expansion of its PriceSmart clubs.----------------------------------------------------------------------------------
FIFTEENTH: Notwithstanding that stated in the THIRTEENTH clause above, it is hereby understood and agreed that the disbursement of this loan shall depend and be subject to the fulfillment of all of the following conditions:-------------------------------------------------------------

(a)	That this public deed and the mortgage and antichresis liens constituted in such are duly definitely registered in the Public Registry.-------------------------------------------------

(b)
That all representations and guarantees in question in the THIRTY-FIRST clause of this public deed are correct and true on the date of the disbursement, as if such had been provided on such date.---------------------------------------------------------------------

(c)
That THE DEBTOR is faithfully fulfilling each and every one of the obligations set out in this public deed.------------------------------------------------------------------------------------------------

(d)	That none of the causes for early termination contemplated in the THIRTY-SIXTH clause of this public deed have occurred and continue in effect.----------------

(e)
That no event that, by providing notice regarding such, or through the elapse of time or both reasons, constitutes a cause for early termination contemplated in the THIRTY-SIXTH clause of this public deed has not taken place or continue in effect.-----------------------------------------------------------

(f)
That no substantial adverse change in negotiations, in the financial condition, in the operations, in the expectations of THE DEBTOR, giving THE BANK reasonable basis to conclude that THE DEBTOR is unable, or will be unable to fulfill or observe its obligations towards THE BANK is produced.------------------------

(g)
That no circumstance of a financial, political, economic or other nature, whether national or international, giving THE BANK fundamental reasons to conclude that THE DEBTOR is or shall be unable to fulfill and observe its obligations towards THE BANK, has been produced.--------------------------------------------------------

(h)	That THE DEBTOR has delivered to THE BANK an updated appraisal of the mortgaged properties that is acceptable to THE BANK.-------------------------------------

(i)
That the total value of the mortgaged properties, according to the appraisal referred to in paragraph (h) above, represents a coverage of at least eighty-five point ten percent (85.10%) with regard to the total amount of the loan contained in this public deed………………………….

(j)	That THE DEBTOR has formalized a “Interest Rate Swap Hedging Transaction” with THE BANK for each of the loans contained in this public deed.---------------------
SIXTEENTH: THE DEBTOR is required to pay THE BANK, on a monthly basis, interests on the amounts owned in this loan agreement, based on the annual rate resulting from adding three point five (3.5) percentage points to the London Interbank Offered Rate (Libor), quoted to THE BANK for thirty (30) day periods. The quote received by THE BANK shall be held as full proof. THE BANK shall determine the rate according to that previously stated according to the regularity or frequency that THE BANK considers convenient at its entire discretion.-----------------------------------------------
It is hereby agreed that, exclusively for the effects of article one thousand five hundred and ninety-four (1594) of the Civil Code, the interest rate shall in no event be less than three point five percent (3.5%) a year.---------------------------------------------------------
The interest rate in effect at the time of the signing of this agreement is three point eighty-six percentage (3.86%) a year. The interest rate in effect is equal to the product of dividing the nominal annualized interest rate by the annual payment frequency, added to the unit, all elevated to the payment frequency (illegible) o9f the unit; and which multiplied by one hundred (100) shall produce the annualized percentage rate in effect. It is hereby understood that this rate in effect shall vary in the event that any of the elements used to calculate such should vary.----------------------
It is likewise agreed that THE BANK may, as many times at it considers it convenient, vary the differential or the percentage of interests charged on the above mentioned LIBOR rate, whether by increasing or decreasing such. In the event of an increase or decrease to the referred to differential, according to the before stated, THE BANK shall inform THE DEBTOR of the new differential and, if within a term of ten (10) calendar days following the date on which such communication was sent to THE DEBTOR such debtor does not express its inconformity, such differential shall be understood to have been accepted and in effect as of the date indicated by THE BANK. If, on the contrary, THE DEBTOR should state its inconformity with such differential, then the entire debt shall be considered due and payable and THE DEBTOR shall be required to cancel the obligation within sixty (60) calendar days following such statement.----------------------
It is hereby likewise agreed that in the event that circumstances affecting the financial markets of Panama or London, THE BANK is unable to obtain LIBOR quotes, or if economically detrimental or impossible for THE BANK, at its entire discretion, to continue using such quote determined as the interest rate to be paid by THE DEBTOR on the amounts owed to THE BANK by virtue of this loan agreement, then THE BANK shall notify THE DEBTOR of such event and the DEBTOR and the BANK, as of the date of such notice and during a fifteen (15) calendar day period, shall, in good faith, negotiate seeking to find an alternative source that is mutual acceptable to both as a basis to determine the interest rate applicable to this loan. If THE DEBTOR and THE BANK reach an agreement regarding the use of an alternate source as a basis to determine the interest rate applicable to this loan, such rate shall be applied upon the conclusion of the before stated fifteen (15) day period. If, on the contrary, the parties are unable to reach an agreement regarding the referred to alternative sources, then THE BANK shall indicate the new interest rate applicable to this loan, which shall be in effect as of the conclusion of the referenced fifteen (15) day period and, in the event that THE DEBTOR should state its inconformity with such new rate, then the loan shall be considered due and payable and THE DEBTOR shall be required to cancel the obligation within sixty (60) calendar days following its manifestation.----------------------------------------------------------------------
To calculate interests, the number of calendar days that have elapsed shall be taken into account and one (1) year consisting of three hundred and sixty (360) days, shall be used as a factor.----------------------------

Interest payments shall be made each month, the first of which must be paid thirty (30) days after the disbursement of the loan has been made and, thereon, successively, each month, on the corresponding dates. Along with these payments for the concept of interests, THE DEBTOR shall pay amounts destined to the Special Compensation of Interest Fund (F.E.C.I. for its initials in Spanish) .----------------------------
THE DEBTOR accepts that in the event of delay in any of the payments set out in this agreement, THE BANK shall be authorized to charge THE DEBTOR, without requiring notice or intimation, A DEFAULT INTEREST RATE OF TWO PERCENT (2%) a year, in addition to the interest rate agreed on in this clause, on the sums owed and pending, calculated as of the date on which the default payment is produced and until such is fully paid up.--------------------------------------------------------------------------------
THE DEBTOR agrees, at the option of THE BANK, that the interest in arrears and unpaid on the corresponding dates 8both regular and in arrears) shall be capitalized and shall earn the same interests set for capital. ----------------------------------------------------------
SEVENTEENTH: THE DEBTOR is required to pay THE BANK the entire loaned amount, that is to say TEN MILLION US DOLLARS (US$10,000,000.00) in official currency of the United States of America, within a maximum term of five (5) years, starting as of the date on which the disbursement of this loan is carried out, through fifty-nine (59) monthly consecutive installments of no less than EIGHTY-THREE THOUSAND THREE HUNDRED AND THIRTY-THREE DOLLARS AND THIRTY-THREE CENTS (US$83,333.33) in official currency of the United States of America, each, and one (1) final installment for the remaining balance. The first installment must be made thirty 830) days after this loan has been disbursed and successively, each month, on the corresponding dates. ------------------------------
Nonetheless, the parties agree that the original term of this loan shall be extended for an additional five (5) year period, if so decided upon by THE BANK, at its entire discretion. If THE BANK should decide to grant the stated extension, it shall inform THE DEBTOR of such, in writing before the expiration of the original term. In the event that the stated extension should come to be, THE DEBTOR one the final installment stated in the previous paragraph has been paid, shall continue to pay the loan through consecutive monthly installments to capital of no less than EIGHTY-THREE THOUSAND THREE HUNDRED AND THIRTY-THREE POINT THIRTY-THREE DOLLARS (US$83,333.33), in official currency of the United States of America, each.-----------------------------------------------------------
Upon the expiration of the original five (5) year term or its extension, if such is granted, THE DEBTOR shall pay a single payment equal to the balance owed that is stated in the books of THE BANK.----------------------------------------------------------------------------------
EIGHTEENTH: THE DEBTOR undertakes the obligation to pay THE BANK, one time only, for the concept of closing commission, an amount equal to zero point fifty percent (0.50%) of the amount of the loan mentioned in the THIRTEENTH clause, above, in other words, this closing commission is for the amount of FIFTY THOUSAND US DOLLARS (US$50,000.00), in official currency of the United States of America, plus the Personal Property Transfer and Service Lending Tax (ITBMS for its initials in Spanish) produced by this commission. This sum shall be paid by THE DEBTOR at the time of the signing of the public deed.-------------------------------------------------
In addition to the before stated, THE DEBTOR undertakes the obligation to pay THE BANK, each month, for the concept of Promissory Commission, an amount equal to zero point fifty percent (0.50%) of the amount of the loan stated in the THIRTEENTH clause, above, until the date of the disbursement of such loan.-----------------------------------
NINETEENTH: It is hereby understood and agreed that THE DEBTOR may make prepayments as long as (i) THE BANK is notified of the prepayment in question at least seven (7) days in advance and (ii) THE DEBTOR pays THE BANK any funding breakage costs in which THE BANK incurs.------------
FOURTH PART--------------------------------------------------------------------------
MORTGAGE AND ANTICHRESIS.------------------------------------------------------------------
TWENTIETH: THE DEBTOR states that in order to guarantee (a) the payment of the amounts owed by THE DEBTOR or that it may owe to THE BANK as a result of Loan Agreement A; (b) the payment of the amounts that THE DEBTOR owes or may owe THE BANK as a result of Loan Agreement B; (c) the payment of the amounts that THE DEBTOR owes or may owe THE BANK as a result of Loan Agreement C, and (d) the payment of the amounts that THE DEBTOR owes or may owe THE BANK as a result of Loan Agreement D, in all these cases including the capital and interests agreed on, commission, costs, judicial or extrajudicial collection expenses and expenses of any other nature that may arise, throughout the course during which any of such obligations may subsist, THE DEBTOR hereby agrees to maintain in effect, extend and increase on the total amount of FORTY-FOUR MILLION US DOLLARS (us$44,000,000.00) in official currency of the United States of America, plus the agreed on interests, commissions (illegible), judicial or extrajudicial collection costs and expenses of any other nature that have arisen, THE FIRST MORTGAGE AND ANTICHRESIS constituted in favor of THE BANK through public deed number fourteen thousand two hundred and ninety-seven (14,297) according to its modifications contained in public deed number thirteen thousand three hundred and eight (13,308), on property number sixty-nine thousand, nine hundred and seventy-one (69,971), registered under volume one thousand six hundred and ninety-one (1691), folio three hundred and one (301) of the Property Section of the Public Registry of the Province of Panama.----------------------------------------
To facilitate the reference of the parties and any interested party, let the record here show that such encumbrances where initially established through public deed number fourteen thousand two hundred and ninety-seven (14,297), for the amount of TEN MILLION US DOLLARS ($10,000,000.00) in official currency of the United States of America.------------------------------------------------------
TWENTY-FIRST: THE DEBTOR hereby agrees to add to the object of the first mortgage and antichresis established in favor of THE BANK through public deed number fourteen thousand two hundred and ninety-seven (14297) as such was modified through public deed number thirteen thousand three hundred and eight (13,308), and as such was modified through this public deed, the following real property which it owns:-----------------------------------------------------------------------------------------------

(a)
Property number two hundred and eighty-five thousand three hundred and fifty-one (285,351), registered under document one million four hundred and twenty-one thousand and twenty-one (1421031) of the Property Section of the Public Registry, Province of Panama-----------------------------------------------------------------------

(b)
Property number forty-six thousand three hundred and ninety-six (46,396), registered under document ninety thousand two hundred and eighty-six (90286) of the Property Section of the Public Registry, Province of (Illegible).-----

TWENTY-SECOND: Consequently, the properties detailed in the TWENTY-FIRST clause, above, are successively encumbered with a first mortgage and antichresis in favor of THE BANK for a total amount of FORTY-FOUR MILLION US DOLLARS (US$44,000,000.00), in official currency of the United States of America, in the same terms and conditions agreed on with regard to public deed number fourteen thousand two hundred and ninety-seven (14,297), as such was modified through public deed number thirteen thousand three hundred and eight (13,308) and as such is modified through this public deed.------------------------
TWENTY-THIRD: For a better reference for the parties and for any interested party, it is hereby stated for the record that the first mortgage and antichresis initially established by THE DEBTOR in favor of THE BANK, through public deed number fourteen thousand two hundred and ninety-seven (14,297), as such was modified by public deed number thirteen thousand three hundred and eight (13,308) and as such has been broadened regarding its coverage, increasing its amount and added to with regard to its object through this deed, is currently established on the real properties detailed below:---------

(a)
Property number sixty-nine thousand, nine hundred and seventy-one (69,971), registered under volume one thousand six hundred and ninety-one (1691), folio three hundred and one (301) of the Property Section of the Public Registry of the Province of Panama.----------------------------

(b)
Property number two hundred and eighty-five thousand three hundred and fifty-one (285,351), registered under document one million four hundred and twenty-one thousand and twenty-one (1421021) of the Property Section of the Public Registry of the Province of Chiriquí.-------------

TWENTY-FOURTH: For the effects of that provided in articles one thousand five hundred and ninety-one (1591) and one thousand five hundred and ninety-two (1592) of the Civil Code, THE DEBTOR states that THE BANK is expressly and irrevocably authorized, on its own account, on behalf of THE BANK and THE DEBTOR, at the expense of the latter, through the corresponding public deed, the marginal annotation in which it shall state the amount of the monitory disbursement that THE BANK has made to THE DEBTOR as a result of Loan Agreement D, plus judicial or extrajudicial expenses, interests, expenses and commissions of any nature that have come about. For such purposes, THE DEBTOR declares that it shall provide all collaboration that may be necessary.-----------------------------------------------------------
TWENTY-FIFTH: THE DEBTOR accepts that THE BANK may, when THE DEBTOR ceases to fulfill any of its obligations, judicially or extra-judicially request that the antichresis be executed delivering the possession of the mortgaged properties for their administration without having to resort to the courts and without needing to institute foreclosure action, but without prejudice to subsequently executing such action. Likewise, after the action of foreclosure has been instituted, THE BANK may request the delivery of the administration of the mortgaged properties given in antichresis, asking for the possession of such, as may be the case, while the 8illegible) is verified. In any of the situations contemplated in this clause, if judicially processed, (illegible) accede to such without a hearing by the executed party, since THE DEBTOR expressly waivers every judicial notice or notification to that respect. For the effects of the appraisal of the encumbered properties, when THE BANK requests their administration, the values established by THE BANK for such purpose shall be considered the fair values of such properties. It is hereby established that as long as THE BANK exercises the right to antichresis and the other rights referred to in this clause, THE BANK or the person designated by such to administrate the encumbered properties shall exercise all rights deriving through THE DEBTOR as the owner of the properties, without needing to render accounts regarding such administration given that THE DEBTOR hereby expressly relieves such from said obligation. THE BANK is not required, by virtue of the antichresis, to pay the contributions and charges pertaining to such properties, nor pay the necessary expenses for the conservation and repair of such, but may do so, in which event such payments, at the option of THE BANK, shall be charged to the Loan A Agreement, the Loan B Agreement, the Loan C Agreement or the Loan D Agreement, and shall be capitalized and shall earn the interest set in the corresponding contract, and the payment of such shall be guaranteed with the first mortgage and antichresis agreed on. THE BANK may leave THE DEBTOR in charge of the (illegible) administration of the properties, and such DEBTOR is hereby compelled, given such case, to render accounts to the satisfaction of THE BANK.-------------------------------TWENTY-SIXTH: THE DEBTOR is hereby required to keep the mortgaged properties in good conditions so that their values do not decrease and THE BANK is entitled and expressly authorized to inspect such properties and request updated appraisals from THE DEBTOR (as long as THE BANK considers it convenient), so as to establish if the mortgaged properties suffice to guarantee the obligations established by THE DEBTOR towards THE BANK through Loan Agreement A, Loan Agreement B, Loan Agreement C and Loan Agreement D. In the event that THE DEBTOR ceases to provide the updated appraisal of the mortgaged properties when so requested by THE BANK, then THE BANK, if it so desires, may directly carry out such appraisal and in this case the amount corresponding to such, invested in by THE BANK shall, at the option of THE BANK be charged to the Loan A Agreement, Loan B Agreement, Loan C Agreement or Loan D Agreement, and shall be capitalized and earn the interests set in the corresponding contract and its payment shall be guaranteed by the first mortgage and antichresis agreed on. If any of the properties provided do not satisfactorily guarantee the obligations of THE DEBTOR, THE BANK may declare the debts as due and payable, unless THE DEBTOR offers THE BANK, within a term of thirty (30) calendar days, additional guarantees that THE BANK considers sufficient. -------------------
TWENTY-SEVENTH: THE DEBTOR is required not to sell, swap, lease, mortgage or in any way transfer or encumber the properties given as a guarantee, partially or fully, without the prior consent of THE BANK granted in such deed in which the operation in question is carried out. These prohibitions, through the agreement of the parties, constitute a limitation to the ownership right of the mortgaged properties; consequently, the parties (illegible) to the Public Registry the special corresponding marginal annotation, given that THE DEBTOR may only sell, swap, lease, mortgage or in any other way transfer or encumber the properties given in guarantee with the express consent of THE BANK. ------------------------
TWENTY-EIGHTH: THE DEBTOR, while Loan Agreement A, Loan Agreement B, Loan Agreement C and Loan Agreement D are in effect and while a balance exists against the DEBTOR in favor of THE BANK as a result of any of the agreements, is required to maintain all those improvements that have been built or that will be built on the properties ensured against fire, lightening, earthquake, floods, with (illegible) extension of coverage (illegible) in first mortgage and antichresis, for a sum of no less than eighty percent (80%) of the value of the mortgaged properties or for an amount of no less than one hundred percent (100%) of the value of such improvements, as long as any of these alternatives cover the total amount of Loan Agreement A, Loan Agreement B, Loan Agreement C and Loan Agreement D. The policies must be issued by insurance companies that are acceptable to THE BANK and THE DEBTOR (illegible) to assign or endorse the respective insurance policies in favor of THE BANK. THE DEBTOR is likewise required to renew the policies punctually. In the event that THE DEBTOR ceases to take out the insurance punctually or does not renew such in due time, THE BANK may, if it so desires, may undertake the expense on behalf of THE DEBTOR and in such event the sum or sums invested in such expense by THE BANK, shall, at the option of THE BANK, be charged to Loan Agreement A, Loan Agreement B, Loan Agreement C or Loan Agreement D, and such shall be capitalized and shall earn the interests set in the corresponding agreement and its payment shall be guaranteed with the first mortgage and antichresis agreed upon. In the event of a loss, THE BANK shall be entitled to receive the value of the insurance to (illegible) the payment of the amounts owed by THE DEBTOR on such date, hereby expressly establishing that if the insured amount does not suffice for such purpose, THE DEBTOR must pay the resulting balances. In the event of a surplus, such shall be delivered to THE DEBTOR.---------------------
TWENTY-NINTH: THE DEBTOR is required to punctually pay the State and its autonomous entities the taxes, duties, contributions, levies, water consumption or charges falling upon the properties provided in guarantee. THE BANK may, at its exclusive criteria, and if THE DEBTOR ceases to do so, pay such taxes, duties, levies, (illegible) falling on the mortgaged properties and THE DEBTOR is required, in such event, to pay THE BANK the amount corresponding to such expense, in the manner determined by THE BANK. THE DEBTOR is also compelled to pay those duties, taxes, levies or contributions falling on it, including income taxes, as well as submitting to THE BANK, when THE BANK so requests, the proof of payment and, if it does not do so, THE BANK may declare all the debts due and payable.---------------------------------
FIFTH PART--------------------------------------------------------------------------------------------
Conditions Applicable to the Preceding Sections.------------------------------- --------------------------------
THIRTIETH: All payments for the concept of capital, interests or any other concept to be made by THE DEBTOR to THE BANK, according to this document, shall be made in official currency of the United States of America, at the head offices of THE BANK in the City of Panama, Republic of Panama (or at any other branch or office of THE BANK or the place indicated by THE BANK to THE DEBTOR, from time to time). In the event that the payment date of some of the payments to capital or interest should fall on a non-work day for banks, the payment shall be made on the first following workday.---
The before mentioned payments shall be made free of all taxes, duties, reserves, deductions, withholding, charge or compensation of any nature. Should some of these payments be subject now or in the future to any taxes, duties, reserves, deductions, withholdings, charges or compensations, THE DEBTOR shall pay THE BANK the additional amounts that are necessary so that THE BANK receives a net sum equal to the total amount that THE BANK would have received if such tax payments would not have been made.------------------------------------------------------------------------------------------------------------------
THIRTY-FIRST: THE DEBTOR, with the purpose of inducing THE BANK to grant these loans, hereby declares and guarantees the following to THE BANK:------------------------------

(a)	THE DEBTOR is a corporation duly established and organized in accordance with the laws of the Republic of Panama.-----------------------------------------------------------------------

(b)	THE DEBTOR is fully capable of entering into these agreements and fulfilling its obligations under such agreements.----------------------------------------------------------------------

(c)
The celebration and fulfillment of these agreements, by THE DEBTOR have been duly authorized by all the necessary corporate actions of THE DEBTOR and such authorizations are currently in effect.-----------------------------------------------------------------------

(d)
The celebration and fulfillment of these agreements, by THE DEBTOR, does not contravene or constitute an event of noncompliance under (i) the Corporate Charter of THE DEBTOR; (ii) any law, decree or regulation, or (iii) any important agreement to which THE DEBTOR is a party. ----------------------------------------------------------

(e)
No consent, approval, license, authorization or validation what so ever is required from any court, administrative agency, commission or other government or public entity of the Republic of Panama (or any of their political divisions) or from any other country, with regard to the execution and fulfillment of these agreements, by THE DEBTOR.---------------------------------------------------

(f)	The obligations of THE DEBTOR by virtue of these agreements are legal, valid and enforceable, in accordance with their respective terms and conditions.------

(g)
THE DEBTOR is duly authorized in accordance with all the applicable laws, decrees, regulations, agreements and provisions and has all authorizations, licenses, permits, consents, concessions, or similar resolutions from the respective authorities, national, state, provincial or municipal of the Republic of Panama or any other country that are required to carry out its business and operations.----------------------------------------------------------------------------------

(h)
All archive information provided by THE DEBTOR to THE BANK with regard to these agreements, including financial statements of THE DEBTOR, is correct and true in all material aspects.----------------------------------------------------------------------------------------

(i)
As of August thirty-one (31), two thousand and thirteen 82013), there has been no adverse substantial change in the businesses (illegible) financial conditions or operations of THE DEBTOR.----------------------------------------------------------------------------------------

(j)
No administrative judicial process whatsoever exists in which THE DEBTOR is involved, that may adversely affect the financial condition of THE DEBTOR, or that may substantially and adversely affect the validity of these agreements or the capacity of THE DEBTOR to fulfill its obligations under these agreements.---

(k)
No confiscation, embargo or other precautionary measure exists against THE DEBTOR that may have an adverse substantial effect on the financial (illegible) of THE DEBTOR, or that may substantially or adversely affect the validity of these agreements or the capacity of THE DEBTOR to fulfill its obligations under these agreements.----------------------------------------------------------------------------------------------------

(l)
No (illegible) sentence, resolution, prohibition, fine or pending penalty exists against THE DEBTOR that may have an adverse substantial effect on the financial condition of THE DEBTOR, or that may substantially or adversely affect the validity of these agreements or the capacity of THE DEBTOR to fulfill its obligations under these agreements.---------------------------------------------------------------------

(ll) THE DEBTOR has not incurred in any material violation of any law, decree, regulation or regulation of the Republic of Panama or any other country.----------------

(m)
THE DEBTOR has accurately and completely submitted all the statements (illegible) referring to taxes, duties, levies and contributions, according to that required by the pertinent laws and regulations of the Republic of Panama, whether national, municipal or of any other nature, that fall upon THE DEBTOR and on its properties and assets.---------------------------------------

(n)	THE DEBTOR is up to date on the payment of all taxes, duties, levies and other contributions of a similar nature, whether national, municipal or of any other nature, falling on THE DEBTOR, its properties or its assets or any other part of such, except for those taxes under dispute, in good faith, through the appropriate procedures and for which an appropriate reserve is kept.----------------
(ñ) THE DEBTOR is up to date with its obligations regarding Social Security, except for those obligations in dispute, in good faith, through the appropriate procedures and for which the appropriate reserves are kept.---------------------------------------------------------
THIRTY-SECOND: Except if otherwise expressly authorized in writing by THE BANK, and until THE DEBTOR has fully and faithfully fulfilled all the obligations it has undertaken or shall undertake through this means, THE DEBTOR is additionally required to do the following:-----------------------------------------------------------------------------------------

(a)	To notify THE BANK immediately and in writing of any event or situation that may affect the fulfillment of its obligations.--------------------------------------------------------

(b)	To provide THE BANK with any other financial information that it may require at any moment.--------------------------------------------------------------------------------------

(c)	To pay all insurance, taxes, (illegible) and other contributions or an analogous nature when such become due.-----------------------------------------------------------------------------

(d)	To pay all its obligations regarding Social Security.------------------------------------------------

(e)	To comply with all laws, decrees, rules, regulations or importance that are applicable.

(f)
To maintain all authorizations, licenses, permits, consents, concessions or similar resolutions issued in its favor by the respective Panamanian authorities, whether national, state, provincial or municipal, or of any other country, that are necessary or important in order for it to carry out its business and operations, in effect and to date. --------------------------------------------------------------------------

(g)	To uphold its commitments towards THE BANK and third parties, up to date.---

(h)
To cause any company that may in the future consolidate and/or (illegible) within the financial statements of THE DEBTOR and subsidiaries to grant a Performance Bond in favor of THE BANK, so as to guarantee the faithful fulfillment or each and every obligation of THE DEBTOR resulting from these loan agreements.-------------------------------------------------------------------------

(i)	Keep its checking account with THE BANK.----------------------------------------------------------

(j)
That at all times the receivables of these loans have at least the same degree of priority or preference (pari passu) held by all other loans that third parties have with THE DEBTOR, except those which are exclusively privileged by virtue of law. ----------------------------------------------------------

(k)
Cause the payment of the accounts payable of THE DEBTOR to be subordinated in favor of PRICESMART, INC. (that are not related to current assets, including inventory, accounts receivable and other common assets), to the fulfillment of the obligations of THE DEBTOR by virtue of these loan agreements.---------------------

(l)	To employ its best efforts to keep its daily banking services with THE BANK.------

(m)
That the value of all the mortgaged properties represent a coverage of at least eighty-five point ten percent (85.10%) with regard to the total amount of the loans contained in this public deed.-------------------------------------------------------------------

(n)
To cede the credits corresponding or that may subsequently correspond to THE DEBTOR, by virtue of the lease agreements entered into or that may be entered into by THE DEBTOR on the mortgaged properties, in favor of THE BANK.------------

THIRTY-THIRD: Except (illegible) prior written authorization from THE BANK (that shall not be denied or unreasonably delayed) and until THE DEBTOR has fully and faithfully fulfilled all the obligations that (illegible) it may undertake through this document, THE DEBTOR is required not to carry out any of the following acts or (illegible):------------------------------------------------------------------------

(a)	Dissolve.------------------------------------------------------------------------------------

(b)	Merge or consolidate--------------------------------------------------------------------------------------------

(c)	Acquire other companies or businesses.-------------------------------------------------------------

(d)	Make alliances-----------------------------------------------------------------------

(e)
Make changes or allow changes to be made in the shareholding structure of THE DEBTOR or of PRICESMART, INC. PRICESMART INC. must remain as the holder of all the issued and non-current shares of corporate capital of THE DEBTOR.---------------------------------------------------------------------------------------

(f)	Sell, cede, lease, swap, pawn, mortgage or in any way convey or encumber its properties.----------------------------------------------------------------------------------------

(g)	Perform changes in the nature of its operations or its line of business.-------------

(h)	Incur and cause PRICESMART, INC also not to incur in debt additional to contingent liabilities.----------------------------------------------------------------------------------------------

(i)
Obtain loans or credit facilities with other bank or financial institutions (illegible) structure, guarantees, or other conditions that are more favorable to the creditor if compared to that provided by the structure, guarantees and conditions of these credit facilities to THE BANK.-----------------------------------------------------

(j)	Use the product of such loans for matters other than those than for the objects indicated in these agreements.----------------------------------------------------------------------------------

(k)
Pay dividends, provide loans to its directors, shareholders, affiliates or subordinates or carry out any other form of distribution of profits, except for the funds resulting from these credit facilities, unless THE DEBTOR has Debt Servicing Coverage referred to under paragraph © of the THIRTY-FIFTH clause of this public deed and that THE DEBTOR is also in compliance with each and every one of its obligations under these agreements.-------------------------------------------------------

(l)
Perform or allow changes that are adversely substantial to be performed in the businesses, in the financial condition, in the operations or the (illegible) of THE DEBTOR, giving THE BANK reasonable grounds to conclude that THE DEBTOR will not or is not capable of fulfilling or complying with its obligations under these agreements.---------------------------------------------------------

THIRTY FOURTH: Except if otherwise expressly authorized in writing by THE BANK and until THE DEBTOR has fully and faithfully fulfilled all its obligations undertaken or that may be undertaken by this means, THE DEBTOR is required to:-----------------------------------------

(a)
Provide THE BANK, one hundred and twenty (120) days after the end of each fiscal year, at the latest, the consolidated financial statements corresponding to such period for THE DEBTOR and for PRICESMART, INC. duly audited by an independent audit firm acceptable to THE BANK. It is hereby understood that any company that is considered as an affiliate of THE DEBTOR, must be included in the consolidated financial statements in question.----------------------------------------------

(b)
Provide THE BANK, forty-five (45) days after the end of each quarter, at the latest, an audited (interine) copy of the quarterly financial statements and the consolidated, combined or individual statements, as requested by THE BANK, of THE DEBTOR and of PRICESMART INC.----------------------------------------------------------------------

(c)
Provide THE BANK, at least forty-five (45) days after the end of each quarter, a quarterly, duly signed certificate of compliance, regarding its obligations contained in the THIRTY-SECOND, THIRTY-THIRD, THIRTY-FOURTH and THIRTY-FIFTH of this public deed.----------------------------------

THIRTY-FIFTH: Unless otherwise expressly authorized in writing by THE BANK, and until THE DEBTOR has fully and faithfully fulfilled al the obligations undertaken or that it will undertake hereunder, THE DEBTOR is required to:------------------------------------------------------------

(a)
Maintain a minimum Net Tangible Value of FORTY MILLION US DOLLARS (US$40,000,000.00) in official currency of the United States of America. For the effects of this stipulation, “Net Tangible Value” shall be construed as the paid capital and subordinated funds plus the retained profits, minus (i) accounts payable to shareholders, affiliates and/or related companies, (ii) investments in affiliates and/or related companies and (iii) intangible assets, as defined by THE BANK.---------------------------------------------------------------------------------

(b)
Maintain a financial debt ratio between the EBITDA of no more than three point zero to one point zero (3.01:1.0). For the effects of this stipulation, the “Financial Debt” is understood as every short and long term debt generating interests, financial leases and other obligations as defined by THE BANK. Also, for the effects of this stipulation, “EBITDA” is understood as the net income before extraordinary or nonrecurring expenses plus interests, imposed on the rent, depreciation, amortization expenses during the period or any other expense originating from the head office that does not represent a cash outflow.------------------------------------------------------------------------------------------

(c)
Maintain a minimum Debt Service Coverage of two point five to one point zero (2.5;1.0). For the effects of this stipulation, “Debt Service Coverage” is understood as the ration between the EBITDA and the interest expenses plus the Current Portion of the Long Term Debt and financial leases. Also, for the effects of this stipulation, “Current Portion of Long Term Debt” is understood as the portion of financial debt to be repaid within the current year.---------------

(d)
Cause PRICESMART, INC. to maintain a Net Financial Debt ratio between the EBITDA of no more than one point five to one point zero (1.5;1.0). For the effects of this stipulation, “Net Financial Debt” is understood as every short and long term debt generating interests, financial leases and other obligations as defined by THE BANK (illegible) of cash secured loan. Also for the effects of this stipulation, “EBITDA” is understood as the net income before extraordinary and nonrecurring expenses plus interests, income tax, depreciation and amortization expenses during the period.-----------------------------------------------------------------

Paragraph: The conditions stated in paragraphs (a) (b) and (c) of this clause shall be measured on a quarterly basis to the last four quarters of the financial statements of THE DEBTOR and the (illegible) mentioned in paragraph (d) of this clause shall be measured on a quarterly basis to the last four quarters of the financial statements of PRICESMART, INC.--------------------------------------------------------------------------
THIRTY-SIXTH: THE BANK may consider the sums owed by THE DEBTOR as a result of Loan Agreement B, Loan Agreement C and Loan Agreement D, as due and payable, in any of the following events:------------------------------------------------------------------------------------------------

(a)
The nonpayment of any of the consecutive installments to be made by THE DEBTOR in accordance with that stipulated in the THIRD, FOURTH, NINTH, TENTH, SIXTEENTH AND SEVENTEENTH clauses, above.--------------------------------

(b)
If one or various proceedings are initiated against THE DEBTOR, or seizures or embargos against its property for an amount of over TWO MILLION US DOLLARS (us$2,000,000.00), in official currency of the United States of America.-----------------------------------------------------------------------

(c)	If THE DEBTOR should be in an arrangement with creditors or is declared bankrupt.------

(d)
If any of the mortgaged properties is confiscated, embargoed or a suspension or suit is recorded against such in the Public Registry, or if such is in anyway sought after.-------------------------------

(e)
Due to an omission in the payment of taxes, duties, levies, or contributions falling on any of the mortgaged properties and if such omission is not rectified within a term of fifteen (15) workdays.---------------------------------------------------------------------

(f)
If THE DEBTOR is in default regarding its Social Security obligations and such situation is not rectified within a term of fifteen (15) workdays. For these effects, THE BANK may also at any time demand a tax clearance certificate before the before mentioned official institution.------------

(g)
If any of the mortgaged properties undergo depreciation, (illegible) or deterioration to such a degree that, in the opinion of THE BANK, they do not satisfyingly cover the obligations undertaken in this public deed, except in the event that THE DEBTOR should offer a satisfying guarantee to THE BANK.----------

(h)
If any adverse substantial change is produced in the business, financial condition, operations or expectations of THE DEBTOR, or if any financial, political economic or other circumstance of another nature should take place, whether national or international, giving THE BANK reasonable grounds to conclude that THE DEBTOR will not or will not be able to fulfill or observe its obligations under these loan agreements.----------------------------------------------------------

(i)	If THE DEBTOR destines the funds for matters other than those objects indicated in the SECOND, EIGHTH and FOURTEENTH clauses, above.--------------

(j)
If any of the representations and guarantees granted by THE DEBTOR in favor of THE BANK in the THIRTY-FIRST clause, above, or any other clause in such agreements is determined to be incorrect or false or un fulfilled. -------------------------

(k)
If THE DEBTOR does not fulfill any of the obligations mentioned in the THIRTY-SECOND clause, above, any of the affirmative obligations mentioned in the THIRTY-THIRD clause, above, any of the reporting conditions mentioned in the THIRTY-FOURTH clause, above, or any of the financial conditions stated in the THIRTY-FIFTH clause, above.--------------------------------------------

(l)
If THE DEBTOR should incur (illegible) in any way does not fulfill any other obligation undertaken with THE BANK or any other bank or financial institution, for any other concept, (illegible) that any of the causes allowing the creditor to declare the amounts owed by THE DEBTOR as due and payable, by virtue of such other obligation-------------------------------------------------------

(m)
Upon the early expiration of the obligations that PRICESMART EL SALVADOR S.A. de C.V., PRICESMART HONDURAS, S.A. and PRICESMART INC. have with THE BANK.---------------------------------------------------------------------------------------------------

(n)	If any of the causes permitting THE BANK to declare the amounts owed by THE DEBTOR to be due and payable should arise by virtue of the Loan Agreement.---
(ñ) If THE DEBTOR does not fulfill any of the other obligations undertaken through these agreements.---------------------------------------------------------------------------------------------------------
THIRTY-SEVENTH: For the effects of issuing enforcement against THE DEBTOR, as well as for all other effects of these agreements, the parties hereby agree that those balances shown in the books of THE BANK shall be held to be correct and true regarding the loans guaranteed with the mortgage (illegible) and antichresis established, according to THE BANKS’s own statement, and therefore those certifications issued by THE BANK regarding the amount and enforceability of the owed balances, once the certificates have been reviewed by an Authorized Public Accountant, shall constitute conclusive evidence in a trial and provide validation, whereby the amounts stated in such certifications hall be considered clear, liquid and enforceable.---------------------------------------------------------------
THIRTY-EIGHTH: THE DEBTOR waives its domicile and the summary proceedings, in the event that THE BANK should need to resort to the courts of justice to collect this loan. Likewise, THE DEBTOR agrees that should the mortgaged properties be submitted to auction, such shall be carried out based on the amounts for which the respective request has been made to the courts.---------------------------
THIRTY-NINTH: THE DEBTOR states that THE BANK is hereby authorized, at its option and at any time, whether before or after the expiration of the obligations, with or without notice to THE DEBTOR, and up to full amount of the amounts owed as a result of these agreements, to deduct from any amount that THE DEBTOR holds in deposit or in any other way with THE BANK, and to apply the deduced amount to the payment or reduction of the amounts owed to THE BANK by THE DEBTOR. This right recognized herein in favor of THE BANK does not imply the extinction of the obligation of THE DEBTOR to pay the unpaid balances that are still owed, nor the extinction of the guarantees granted in favor of THE BANK, through this public deed.----------------------------------------------------
FORTIETH: If due to any change in the Law issued or effected after the date of these loan agreements by any government authority any of the following should occur: (a) any increase in the cost of THE BANK to grant or maintain the loans under these agreements; (b) any increase in the capital amount required or maintained or expected to be maintained by THE BANK and the sum of such capital is increased by or based on the existence of the loans pending payment under these agreements; or (c) any reduction in the effective rate of return on capital of THE BANK in maintaining the loans (all of which precedes, excluding any such increased costs, increased calls for capital or reduced rates of return (each an “Event) and jointly the “Events”), resulting from (A) taxes or (B) changes to the tax base of the joint net income or joint gross income affecting THE BANK). (the determination of any or the preceding Event or Events depending on the entire and exclusive discretion of THE BANK) with regad to thee loan; B) Then, in such case, THE BANK shall provide notice (from here on in “Notice”) to THE DEBTOR who must: One(1) describe the Event in reasonable detail along with the approximate date of effect of such. Two (2) establish the costs of such Event to THE BANK and, three (3) calculate such amount as THE BANK deems necessary at its exclusive and entire discretion in order to be compensated for the cost of such Event. Such Notice (or Notices) may be issued from time to time by THE BANK with regard to an Event (or Events).---------------
THE DEBTOR, immediately after receiving such Notice, must directly pay THE BANK the amounts that are sufficient in order to compensate THE BANK for the cost of such Event. ----------------------------------------
The Notice(es), including the certificates contained in such, in the event of the absence of a manifest error, shall be conclusive and binding for THE DEBTOR.----------------------------
For the effects of this clause, the following defined terms shall have the following meaning:---------------------
“Change to the Law”: means (a) the introduction, enactment, adoption or progressive implementation of any law, rule, instruction, guideline, decision or regulation (or any provision of such) or in the interpretation or reinterpretation or application of such by any Government Authority after the date of these loan agreements; or (c) the fulfillment, by THE BANK, of any request, guideline, decision or instruction (whether or not it has the (illegible) of any Government authority made or issued after the date of these loan agreements.---------------------------------------------------------------------------------------------------------
“Government Authority”: means the government of the Republic of Panama, or of any other nation, or any political subdivision of such, whether provincial state, territorial or local and of any agency, authority, instrumental entity, regulating entity, court, central bank or any other entity exercising executive, legislative, judicial, tax, regulating or administrative powers or authorities or pertaining to the government.------------------------
FORTY-FIRST: If THE BANK at any time (illegible) that:------------------------------------------------------

(a)	Deposits in Dollars for the relevant amount and for the relevant interest period are not available to such in its relevant market; or ----------------------------------------------

(b)
Due to circumstances affecting the relevant market, the (illegible) means to exactly state the interest rate applying to these loan agreements at the LIBOR rate do not exist.---------------------------------------------------------------------------------------------------------

(c)
The LIBOR rate does not adequately and justly reflect the cost, for THE BANK, to continue the loans based on a LIBOR rate for an applicable interest period. Then, with a simple notice, to THE DEBTOR (and without prejudice to the other rights corresponding to THE BANK according to these agreements), the obligations of THE BANK under these agreements to continue with the loans as, or to convert the loans into, LIBOR rate loans shall be immediately suspended until THE BANK notifies THE DEBTOR that the circumstances caused by such suspension or (en the case of paragraph (c)) the circumstances that have given way to such notice no longer exist, and (i) any request to turn the loans into, or continue with the loans as, LIBOR rate loans shall not be effective and (ii) the loans requested at LIBOR rate shall be granted as a base rate loan.--------------------

FORTY-SECOND. THE DEBTOR hereby states, confirms and guarantees the following to THE BANK:-----------------------------------------------------------------------------------------

(a)
That THE DEBTOR will not, directly or indirectly, use the funds provided in these credit facilities, in such manner that such results in, o gives rise to, a violation by any person (including, without any limitation whatsoever, THE DEBTOR or THE BANK) of the laws of any applicable jurisdiction including, without any limitation whatsoever, the laws and regulations sanctioned in the United States of America, Canada, the European Union, the United Nations or any other country or association of countries, that are applicable (the “sanctioned regulations”).-

(b)
That the funds or properties of THE DEBTOR that are or will be used to pay or prepay these credit facilities are not nor will be directly or indirectly owned by any person, individual, entity, vessel, group, government, country, state or other which name is included in any list issued with regard to any of the Sanctioned Regulations (a “Sanctioned Person”), including, without any limitation whatsoever, the Specially Designated National or SDN, appearing on a list regarding this matter published in the Office of Foreign Asset Control of the US Department of the Treasury or OFAC.-----------------------------------------------------------------

(c)	That THE DEBTOR is not violating any of the Sanctioned Regulations.-----------------

(d)
That neither THE DEBTOR nor any other person benefitting in any way with regard to these credit facilities and/or any instrument and/or any payment hereunder, is a Sanctioned Person or is directly or indirectly owned by or controlled by a Sanctioned Person.---------------------------------------------------------------------------

In addition to the before stated, THE DEBTOR hereby agrees to indemnify and hold THE BANK harmless, to the maximum extent permitted by the applicable law, of all losses, damage, detriment and responsibilities (including, without any limitation whatsoever, those due to claims by any third party), incurred in by THE BANK as a result of noncompliance or infringement, by THE DEBTOR, of its declarations, guarantees and/or commitments contained in this clause or any other clauses in these agreements and/or due to any measure or action taken by THE BANK to enforce its rights by virtue of that established herein.--------------------------------------------------
No measure or action adopted by THE BANK in accordance with these agreements, including the granting of the credit facilities, the issuance of any financial instrument by virtue of such or the processing of any payment or transaction, or any action by THE DEBTOR with regard to such, shall be considered as a waiver or exemption of any of the rights of THE BANK by virtue of the stipulations contained in these agreements or as a release of the obligations or responsibilities of THE DEBTOR regarding such.-------------------------------------------------------------------------------------------------
FORTY-THIRD: THE DEBTOR hereby expressly and irrevocably authorizes THE BANK, its representatives and/or agents, its subsidiaries and/or affiliates, assignees or successors, as well as any company that through assignment, administration or purchase of portfolio acquires the rights of the loans emanating from these agreements, to require, request, gather, investigate, exchange, transmit or consult with any data information agency, banks or financial agents, regarding its credit history, information relating to credit obligations or transactions it maintains or could maintain, at any time and at its entire discretion, without requiring the express authorization of THE DEBTOR every time that it is essential to obtain such references. --------------------------------------------------------------
It is hereby understood that THE BANK, its representatives and/or agents, its subsidiaries and/or affiliates, assignees or successors as well as any company that through assignment, administration or purchase of portfolio acquires the rights to the loans emanating from these agreements may require, consult and gather information pertaining to THE DEBTOR, as well as provide such information to the data information agents or similar civic right entities, without needing to require any consent other than that freely expressed by THE DEBTOR in this document.-------
THE DEBTOR holds THE BANK harmless and at simultaneously renounces any civil, criminal and/or administrative action, present or future, against THE BANK, its affiliates, assignees and/or successors, its employees, executives, directors, officers or proxies, as well as any company that through assignment, administration or purchase of portfolio acquires the rights to these loans, by exercising the right conferred herein. THE DEBTOR states that all personal and credit information provided to THE BANK is true and complete. THE DEBTOR undertakes to rectify or broaden any information provided to THE BANK relating to these agreements, in a timely manner.------------------------------------------------------
THE BANK is hereby required to make available to THE DEBTOR, and shall deliver to such upon its request, all information it receives, keeps or handles based on the authorization issued by such.-------------------------------------------------------------------------------------------

FORTY-FOURTH: THE DEBTOR expressly authorizes THE BANK to provide and share, through any means or procedure, information regarding THE DEBTOR or its operations relating to these loans, without THE DEBTOR being able to claim the existence of a violation by THE BANK relating to bank confidentiality in the following events: One (1) at the request or requirement of any supervisor, inspector or regulator of THE BANK, or any internal or external auditor of THE BANK. Two (2) with regard to any investigation, lawsuit or legal action to which THE BANK is a party. Three (3) to the parent company of THE BANK, its branches, subsidiaries, representation offices, affiliates, agents or third parties selected by any of the before mentioned entities, no matter what its location, for confidential use, including, by way of illustration and without limitations, to provide any service and for data processing with technological, accounting, filing, statistical, marketing or risk analysis purposes. THE BANK, its parent company, and any of those branches, subsidiaries, representation offices, affiliates, agents or third parties shall be authorized to transfer and make such information known at the request of the law, a court, a regulator or a competent authority, and Four (4) to any current or potential assignee of THE BANK.-----------------------------------------------------------------------------------
FORTY-FIFTH: THE DEBTOR accepts that these agreements are the sole and exclusive responsibility of the Branch of THE BANK OF NOVA SCOTIA in the Republic of Panama, subject to the laws (including any act, order, decree and/or government regulation) of the Republic of Panama, and under the exclusive jurisdiction of the courts of the Republic of Panama. In such sense, THE DEBTOR acknowledges that neither the parent company of THE BANK OF NOVA SCOTIA nor any other branch, office, subsidiary or affiliate of THE BANK OF NOVA SCOTIA have or shall have any responsibility relating to these agreements.---------------------------------
FORTY-SIXTH: The parties agree that THE BANK, at its entire discretion and at the time it deems convenient, may sell, cede or transfer in any other way, whether fully or partially, all the loans and other rights of THE BANK consigned in this public deed, without THE BANK having to provide any type of notice, either prior or subsequent, to THE DEBTOR and without THE BANK having to require or receive any approval whatsoever from THE DEBTOR. Regarding the express objective, THE BANK is hereby authorized in advance by THE DEBTOR to provide any purchaser, assignee or person acquiring the loans and other rights of THE BANK emanating from this public deed, or any party eventually interested in the purchase, assignment or acquisition of the referred to loans and rights, all documents and information relating to the loans and rights, to the financial situation of THE DEBTOR and the status of the loans and other rights of THE BANK emanating from this public deed and all information that THE BANK deems convenient, in any other way, so as to facilitate the sale, assignment or transfer of the loans and other rights OF THE BANK emanating from this public deed, whereby THE DEBTOR expressly holds THE BANK harmless against any consequence resulting from the exercise, by THE BANK, of the right to provide the documents and information referred to in this clause.-----------------------------------------
FORTY-SEVENTH: The fact that THE DEBTOR should not fulfill the obligations undertaken herein towards THE BANK by virtue of this document or that it fulfills such imperfectly or in a manner other than that agreed on, without THE BANK requiring the precise and faithful compliance of such obligations, whether judicially or extra-judicially, does not imply nor shall it be considered as a modification of the terms of these agreements, or as an acceptance, by THE BANK, of imperfect, late or fulfillments others than those agreed on and shall also not be considered as a relinquishment of the contractual or legal rights corresponding to THE BANK against THE DEBTOR and even though THE BANK, in the future and at any time, when it considers it to be relevant, requires THE DEBTOR, judicially or extra-judicially, to fulfill the obligations agreed on by THE DEBTOR towards THE BANK or exercises the contractual or legal rights held by THE BANK.---------------------------------------
FORTY-EIGHTH: It is hereby understood and agreed between the contracting parties that if any of the stipulations of these agreements should be annulled according to the laws of the Republic of Panama, such nullity shall not invalidate the agreements in their entirety, but that such shall be interpreted as if such stipulation(s) declared null where not included and the rights and obligations of the contracting parties shall be interpreted and observed according to law.------------------
FORTY-NINTH: All notices and notifications required according to these agreements shall be provided in writing and personally delivered or sent by mail to the party to which such notice is provided, to the following addresses:----------------------------------------

(a)	To THE BANK: Apartado Postal número cero ocho tres tres-cero cero uno siete cuatro (0833-00174) Panamá, República de Panamá.-----------------------------------------------

(b)	To THE DEBTOR: Esquina de Vía Brasil y Vía España, Panamá República de Panamá.-----------
It is hereby understood and agreed that in the event that notice or notification is sent by mail, such shall be deemed to have been delivered after three (3) calendar days have elapsed, starting as of the date on which such notice was deposited at the postal office. The receipt issued by the postal office shall constitute sufficient proof that the notice or notification was sent and of the date on which such was sent.-----------------------
FIFTIETH: All expenses relating to the celebration, execution and/or administration of these agreements, including Tax Stamps, Personal Property Transfer and Service Lending Tax (I.T.B.M.S.), notary expenses and fees, appraisal expenses, lawyer fees, funding breakage costs, judicial or extra judicial lawyer expenses or expenses of any other kind and the costs that are judicially or extra judicially caused due to delayed payment by THE DEBTOR shall be borne by THE DEBTOR.--------------------------------------------------
FIFTY-FIRST: These agreements shall be governed by and shall be construed in accordance with the laws of the Republic of Panama.------------------------------------------------------
FIFTY-SECOND: The parties state that Loan Agreement A and the guarantees providing access to such shall continue in full force and effect, as such can be understood to be modified through this public deed.-------------------------------------------------------------------------------------
FIFTY-THIRD: Likewise, the parties stated that the statements and agreements contained in this public deed do not constitute an innovation of the contractual obligations of THE DEBTOR towards THE BANK, through Loan Agreement A.---------------
FIFTY-FOURTH: THE BANK states that it accepts the obligations hereby undertaken by THE DEBTOR such as the first mortgage, antichresis and other rights constituted in its favor in the above described terms.-------------------------------------------------------------------------------------
The Notary hereby certifies that he shall add the following document to the official records of the notary--------------------------------------------------------------------------------------------------------------
MINUTES OF A SPECIAL MEETING OF THE GENERAL BOARD OF SHAREHOLDERS OF THE COMPANY PRICESMART PANAMA, S.A.------------------------------------------------------------------------
A special meeting of the General Board of Shareholders of the company PRICESMART PANAMA, S.A., a company established and organized in accordance with the laws of the Republic of Panama was held at the offices of the company located in the city of Panama, Republic of Panama, on March 25, 2014.--------------------------------------------------------------
Mr. PABLO EDUARDO FRANCHESCHI, acted as the Chairman of the meeting, given the absence of the chairman, and Mr. MICHAEL MCCLEARY, Secretary of the company, acted as the Secretary of the meeting.--------------------------------------------------------------------------------
The Chairman of the meeting immediately verified the presence of all the holders of all of the issued and outstanding shares of the company, with a voting right, who in this act relinquished the right to prior call, and the required quorum was established.------
The Chairman of the meeting stated that it was in the best interest of the company to authorize the taking out of a loan with THE BANK OF NOVA SCOTIA for the amount of FOUR MILLION US DOLLARS (US$4,000,000.00), in official currency of the United States of America.---------------------------------------
The Chairman of the meeting also stated that it was in the best interest of the company to authorize a loan to be taken out with THE BANK OF NOVA SCOTIA for the amount of TWENTY MILLION US DOLLARS (US$20,000,000.00) in official currency of the United States of America.----------------------------

The Chairman of the meeting also stated that it was for the best interest of the company to authorize the taking out of a loan with THE BANK OF NOVA SCOTIA for the amount of TEN MILLION US DOLLARS ($10,000,000.00), in official currency of the United States of America.---------------------------------------------
Additionally, the Chairman of the meeting stated the need that authorization be provided to maintain, extend and increase the total amount of FORTY-FOUR MILLION DOLLARS (US$44,000,000.00) in official currency of the United States of America, plus the agreed on interests, commissions, costs, judicial or extra judicial collection expenses and expenses of any nature that are admissible, regarding the first mortgage and antichresis that the company established in favor of THE BANK OF NOVA SCOTIA through public deed no. 14,297 dated August 13, 2009 of the Second Notary Office of the Circuit of Panama, according to the modifications made to such through public deed No. 13,308, dated September 14, 2010 pertaining to the Second Notary Office of the Circuit of Panama, regarding property No 69,971, registered under volume (illegible), folio 301 of the Property Section of the Public Registry, Province of Panama, so as to guarantee the faithful fulfillment of each and every one of the obligations (both primary and accessory) (illegible) of the company, as a result of a loan agreement for the amount of TEN MILLION US DOLLARS (US$10,000,000.00) in official currency of the United States of America, that the company entered into with THE BANK OF NOVA SCOTIA through the referred to public deed No. 14,297 on August 13, 2009 pertaining to the Second Notary Office of the Circuit of Panama, as such was modified through the referred to public deed No. 13,308, dated September 14, 2010 of the Second Notary Office of the Circuit of Panama, and also to guarantee the faithful fulfillment of each and every one of the obligations (both primary and accessory) of the company, as a result of the before mentioned loan agreements.-------------------------------
Lastly, the Chairman of the meeting stated the need to add the properties No. 285,351, registered under document 1421021 of the Property Section of the Public Registry, Province of Panama, and No. 46,396, registered under document 90286 of the Property Section of the Public Registry of the Province of Chiriqui to the object of such first mortgage and antichresis.----------------------------------------------------
The unanimous decision of the board was the following:---------------------------------------------------
FIRST: To authorize that a loan for the amount of FOUR MILLION US DOLLARS (us$4,000,000.00) in official currency of the United States of America, be taken out with THE BANK OF NOVA SCOTIA.----------------------------------------------------------------------------------------
SECOND: To authorize that a loan for the amount of TWENTY MILLION US DOLLARS (US$20,000,000.00) in official currency of the United States of America, be taken out with THE BANK OF NOVA SCOTIA.-----------------------------------------------------------------------------------------
THIRD: To authorize that a loan for the amount of TEN MILLION US DOLLARS ($10,000,000.00) in official currency of the United States of America be taken out with THE BANK OF NOVA SCOTIA.------------------------------------------------------------------------------------------------
FOURTH: To authorize the maintenance, extension and increase to the total amount of FORTY-FOUR MILLION US DOLLARS ($44,000,000.00), in official currency of the United States of America, plus the agreed on interests, commissions, costs, judicial or extra judicial collection expenses, and expenses of any nature that are admissible, pertaining to the first mortgage and antichresis that the company constituted in favor of THE BANK FO NOVA SCOTIA through public deed No. 14,297, dated August 13, 2009, pertaining to the Second Office of the Notary of the Circuit of Panama, as such was modified through public deed No. 13,308, dated September 14, 2010 pertaining to the Second Notary Office of the Circuit of Panama, on property no. 69,971, registered under volume 1691, folio 301 of the Property Section of the Public Registry, Province of Panama, so as to guarantee the faithful fulfillment of each and every one of the obligations (both primary and accessory) undertaken by the company, as a result of a loan agreement for the amount of TEN MILLION US DOLLARS (US$10,000,000.00), in official currency of the United States of America, that the company entered into with THE BANK OF NOVA SCOTIA, through public deed No. 14,297, dated August 13, 2009 pertaining to the Second Notary Office of the Circuit of Panama, as such was modified through the referred to public deed No. 13,308, dated September 14, 2010 pertaining to the Second Notary Office of the circuit of Panama and also to guarantee the faithful fulfillment of each and every one of the obligations (both primary and accessory) of the company, as a result of the loan agreements referred to under the FIRST, SECOND AND THIRD points, above.---------------------------------------------------
FIFTH: To authorize that properties No. 285,351, registered under document 1421021 of the Property Section of the Public Registry, province of Panama, and No. 46,396, registered under document 90286 of the Property Section of the Public Registry, province of Chiriquí be added to the object of the first mortgage and antichresis referred to in the FOURTH point, above.-----------------------------------------------------------------------------
SIXTH: To (illegible) Mr. PABLO EDUARDO FRANCESCHI so that, in acting on behalf and in representation of the company, he may sign all the public and private documents required under the terms and conditions he considers convenient, to formalize the before described operations and all that complementary or accessory to such.-----------
With nothing further to add, the meeting is adjourned.--------------------------------------------------
Signature (illegible)-----------------------------------Signature (illegible).------------------------------------------
PABLO EDUARDO FRANCESCHI-----------------------MICHAEL MCCLEARY._-----------------------------
Chairman of the board---------------------------------------Secretary.---------------------------------------------------
I, MICHAEL MCCLEARY, Secretary of PRICESMART PANAMA, S.A. hereby certify that the above stated is a true copy of the minutes of the special meeting of the General Board of Shareholders of the company, held in the City of Panama, Republic of Panama, on March 25, 2014. ----------------------------------
Signature (illegible. MICHAEL MCCLEARY. Secretary.----------------------------------------------------------
The Notary certifies that this public deed was granted, with regard to the cancelation of liens, based on the minute drawn up and referred to, by Lawyer LEYDA VARGAS TAPIA, practicing lawyer, with personal identity card number eight-four hundred and fifty-one -six hundred and sixty (8-451-660), and, with regard to the loan agreements, based on the referred to minutes and the act drawn up by Licenciado ARTURO GERBAUD DE LA GUARDIA, practicing lawyer, with personal identity card number eight- two hundred and thirty- one thousand eight hundred and seventy-six) OF THE LAW FIRM (ILLEGIBLE) CORDER, GALINDO & LEE.---------------------------------------------------------------
The Notary has advised the appearing parties that a copy of this deed must be registered and having read such to the instrumental witnesses, Mrs. MAYLA CASTRELLON DE BOCANEGRA, with personal identity card number five-twelve-one thousand four hundred and sixty-six (5-12-1466) AND Mr. LUIS MORALES, with personal identity card number four-one hundred and forty-four - eight hundred and thirty-two (4-144-832), of legal age, Panamanians and neighbors of this city, persons of my personal acquaintance and that are capable of carrying out this act, found everything to be in accordance and proceeded to approve such and to sign in approval before me, the Notary, who attests.-----------------------------------------This deed in the official records of the notary corresponding to the current year is contained under number EIGHT THOUSAND NINE HUNDRED AND EIGHTY-ONE (8,981). Signatures (illegible). ERNESTO ANTONIO BOYD SASSO--- BRITTANNIA AMAYA---- PABLO EDUARDO FRANCESCHI-MAYLA CASTRELLON DE BOCANERA-LUIS MORALES--- DIOMEDES EDGARDO CERRUD, Fifth Public Notary of the Circuit of Panama.-----------------------------------------------------------------------
This copy, taken from its original, of Public Deed number EIGHT THOUSAND NINE HUNDRED AND EIGHTY-ONE (8,981) dated March thirty-one (31), two thousand and fourteen (2014) THROUGH WHICH METROBANK, S.A. declares the cancellation of some mortgage liens and antichresis constituted in tis favor, and at the same time, THE BANK OF NOVA SCOTIA and PRICESMART PANAMA, S.A. enter into three (3) loan agreements all of which area guaranteed with a first mortgage and antichresis on various properties , which I issue, sign and seal in the city of Panama, Republic of Panama, on March thirty-one (31), two thousand and fourteen (2014).--------------------------
This deed is contained in a total of forty (40) pages.---------------------------------------------------------
Below are the certificates that the deed was entered into the PUBLIC REGISTRY OF PANAMA CONTAINING THE STAMPS OF SUCH Registry; Registered in the Technological System of Information of the Public Registry of Panama (hand written and with the official seal of the Registry).-------------------------------------------------------------------------------------------------

(Letter) -----------------------------------------------------
Written on letterhead paper pertaining to the law form ALEMAN, CORDERO, GALINDO &LEE. Dated April 4, 2014, Panama.--------------------------------------------------------------------------------------
(Addressed to): MRS. María del Pilar Sánchez. THE BANK OF NOVA SCOTIA. Panama City.--------------------------------------------------------------------------------------

Dear Mrs. Sánchez:
In reference to the loan agreements with a mortgage guarantee and antichresis entered into by THE BANK OF NOVA SCOTIA and the company PRICESMART PANAMA, S.A., through public deed No. 8,981, dated March 31, 2014 pertaining to the Fifth Notary Office of the Circuit of Panama.

Regarding this matter, and attending to your request, we hereby inform you of the following:----------------------------------------------------------------------------------------

1.
As per the certificates of the Public Registry of the Republic of Panama, properties No. 69,971, registered under volume 1691, folio 301, of the Property Section of the public registry, province of Panama; No. 285,351, registered under document 1421021 of the Property Section of the public registry, province of Panama, and No. 46,396, registered under document 90286 of the Property Section of the Public Registry, Province of Chiriquí, are owned by the company PRICESMART PANAMA, S.A.------------------------------------

2.
Also in accordance with the registry certificated on the cited properties No. 69,971, No. 285,351 and No. 46,396, a first mortgage and antichresis is established on such by the company PRICESMART PANAMA, S.A. in favor of THE BANK OF NOVA SCOTIA, for the amount of FORTY-FOUR MILLION US DOLLARS (us$44,000,000.00), in official currency of the United States of America.------------

3.
In our opinion the mortgaged liens and antichresis mentioned in point 2, above, are legally valid. Also, such liens are, in our opinion, enforceable according to that agreed on in the referred to public deed No. 8,981 and that established by law.---------------------------------------------------

With nothing further to add, I remain at your service for any clarification or broadening of information you may need.-----------------------------------------------------------------------------------------------
Sincerely,
ALEMAN, CORDERO, GALINDO & LEE.
(Signature illegible)
Arturo Gerbaud de la G.